Exhibit 23.3

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the Liberty Interactive Corporation 2016 Omnibus Incentive Plan of our report dated March 1, 2018, with respect to the consolidated balance sheet and related notes of HSN, Inc., included in Liberty Interactive Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tampa, Florida

March 1, 2018